Exhibit 99.1

BioSig Technologies, Inc. Announces Corporate Rebrand to Streamex Corp.

Strategic Rebranding to Focus on Expanded Business Model and Growth Strategy. New Ticker Symbol “STEX”.

LOS ANGELES & VANCOUVER, British Columbia - September 10, 2025 - - BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig”), which recently merged with Streamex Exchange Corporation (“Streamex”) (together, “BSGM” or the “Company”), announced today that it will change its name to Streamex Corp., effective at 12:01 am Eastern Time on Friday, September 12, 2025. In connection with the name change, the Company will change its trading symbol to “STEX.” The Company’s common stock will commence trading on the Nasdaq Capital Market exchange under the new name and trading symbol on September 12, 2025.

As of September 12, 2025, all Company stock trading, filings, and market related information will be reported under the new symbol “STEX”. The Company’s CUSIP number will remain unchanged, and no action is required from shareholders. No other aspects of the Company’s corporate structure or operations are impacted by the ticker symbol change.

About Streamex Exchange Corporation

Streamex is a Real World Asset (“RWA”) tokenization company with Institutional grade infrastructure to bring the gold and commodities market on chain. Enabled by a gold denominated treasury and tokenization technology powering the modern commodities market. Streamex is a wholly owned subsidiary of BioSig Technologies, Inc.

About BioSig Technologies, Inc.

BioSig Technologies, Inc. is a medical device technology company with an advanced digital signal processing technology platform, the PURE EP™ Platform that delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether we will be able to realize the benefits of the acquisition of Streamex, whether shareholder approval of the acquisition will be obtained, and whether we will be able to maintain compliance with Nasdaq’s listing criteria in connection with the acquisition and otherwise. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in forward-looking statements, see our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025. We assume no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law. View source version on businesswire.com: https://www.businesswire.com/news/home/20250714401245/en/

Investor Relations Contact

Adele Carey

Alliance Advisors Investor Relations

acarey@allianceadvisors.com

Henry McPhie
CEO of BioSig, Co-Founder of Streamex
contact@Streamex.com
https://www.streamex.com/
https://x.com/streamex

Source: BioSig and Streamex